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 AmerUs Group Co.
 Exhibit 11 - Statement Re:  Computation of Earnings Per Share

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                                                                           Three Months Ended June 30,
                                                   ----------------------------------------------------------------------------
                                                                   2001                                    2000
                                                   ------------------------------------    ------------------------------------
                                                                 Number of    Per Share                  Number of    Per Share
                                                   Net Income      Shares       Amount     Net Income      Shares       Amount
                                                   ------------------------------------    ------------------------------------

 ($ in thousands, except per share data)
 Basic EPS
           Net income from continuing operations   $   19,695       34,365    $    0.57    $    7,730       17,390    $    0.44

 Effect of dilutive securities
           Options                                          -           40            -             -           17            -
           Warrants                                         -          124            -             -            -            -

                                                   ------------------------------------    ------------------------------------
 Diluted EPS                                       $   19,695       34,529    $    0.57    $    7,730       17,407    $    0.44
                                                   ====================================    ====================================

                                                                             Six Months Ended June 30,
                                                   ----------------------------------------------------------------------------
                                                                   2001                                    2000
                                                   ------------------------------------    ------------------------------------
                                                                 Number of    Per Share                  Number of    Per Share
                                                   Net Income     Shares       Amount      Net Income     Shares       Amount
                                                   ------------------------------------    ------------------------------------

 ($ in thousands, except per share data)
 Basic EPS
           Net income from continuing operations   $   39,153       32,182    $    1.22    $   22,715       17,390    $    1.31

 Effect of dilutive securities
           Options                                          -           39            -             -           26        (0.01)
           Warrants                                         -          105        (0.01)            -            -            -

                                                   ------------------------------------    ------------------------------------
 Diluted EPS                                       $   39,153       32,326    $    1.21    $   22,715       17,416    $    1.30
                                                   ====================================    ====================================

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